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                                                                   EXHIBIT 10.14


                                MD2PATIENT, INC.
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of March 8, 2000, is by and between MD2PATIENT, INC., a Georgia corporation ("Employer"), and Nicholas A. Balog, an individual resident of the State of Tennessee ("Executive").

SECTION  1.       EMPLOYMENT.

         Employer employs Executive, and Executive accepts employment upon the terms and conditions of this Agreement.

SECTION  2.       TERM.

         The term of this Agreement shall begin on the date first set forth above and shall terminate on the second anniversary of such date. Unless earlier terminated in accordance with Section 8 hereof, this Agreement shall be automatically renewed for additional successive periods of one (1) year each unless written notice of intention not to renew is given by Executive to Employer or by Employer to Executive at least one hundred twenty (120) days before the expiration of the term.

SECTION 3.        SERVICES.

         Executive shall serve as Executive Vice President of Employer, and shall be responsible for the Operational affairs of the Employer, subject to the direction and control of the Chief Executive Officer and the Board of Directors of Employer. Executive shall exert his best efforts and devote substantially all of his time and attention to the affairs of the Employer.

SECTION 4.        COMPENSATION.

         4.1 BASE SALARY. During the first year of this Agreement, Employer shall pay Executive a base annual salary of $175,000. Executive's base salary during any extension or renewal of the term of the Agreement shall be as agreed upon by the parties. During the second year of this Agreement and any extension or renewal term, the Board of Directors of the Company, or a committee thereof, may increase Executive's base compensation to a level it deems appropriate in its sole discretion.

         4.2 RESTRICTED STOCK. In addition to the base salary set forth above, Employer shall grant to Executive 500,000 shares of its common stock, par value $.01 per share, such shares to be subject to certain restrictions set forth in a restricted stock award agreement to be executed by Executive.

         4.3 ADDITIONAL COMPENSATION. Executive may also be paid a bonus as may be agreed upon by the parties from time-to-time or as may be granted from time-to-time by the






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Board of Directors of Employer, or a committee thereof, pursuant to an executive bonus or incentive plan.

         4.4 WITHHOLDING. All payments under this Agreement shall be subject to any and all withholding and other applicable taxes.

SECTION 5.        ADDITIONAL BENEFITS.

         In addition to his salary, Executive shall receive the benefit of all standard fringe benefits customarily furnished by Employer to other executives of equal rank and reimbursement for reasonable expenses incurred on behalf of Employer as provided in Section 6 below. Employer shall provide health insurance and disability insurance for Executive with Executive paying a portion of the applicable premiums in effect at the time.

SECTION 6.        EXPENSES.

         Executive may incur reasonable expenses for promoting Employer's business, including expenses for entertainment, travel and similar items. Employer will reimburse Executive for all such expenses upon Executive's periodic presentation of an itemized account of such expenditures, accompanied by receipts, if appropriate.

SECTION 7.        VACATION.

         Executive shall be entitled to four (4) weeks of paid vacation per year.

SECTION 8.        TERMINATION.

         8.1 BY EXECUTIVE. In addition to his right to elect not to renew this Agreement as provided in Section 2 hereof, Executive may terminate this Agreement upon thirty (30) days' prior written notice to Employer. In such event, Executive shall continue to render his services, shall be covered by the additional benefits in Section 5 above, and shall be paid his regular compensation up to the date of termination, but no severance allowance shall be paid to Executive. Upon termination of his employment and upon experiencing a qualifying event, COBRA coverage shall be made available in compliance with federal law.

         8.2 BY EMPLOYER WITH CAUSE. With cause, Employer may terminate this Agreement at any time without prior notice. For purposes of this Agreement, "cause" shall include:

                  8.2.1 Fraud, misappropriation, embezzlement, or the like by Executive;

                  8.2.2 Engaging in competition with Employer, as defined below; or

                  8.2.3 Disclosing proprietary information of Employer as defined below, except within the proper scope of Executive's employment.

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         8.3      BY EMPLOYER WITHOUT CAUSE. In addition to its right to elect not to renew this Agreement, as provided herein, Employer may terminate this Agreement without cause upon 30 days prior written notice to Executive.

         8.4 "ENGAGING IN COMPETITION" DEFINED. For purposes of this Agreement, the term "engaging in competition with Employer" shall mean serving as a director, officer, partner, employee, manager, consultant, agent, independent contractor, advisor, creditor or equity owner (except for ownership of less than five percent (5%) of the stock of a publicly-traded company) or otherwise providing any services for or assistance to any business or organization that, within the State of Tennessee, directly or indirectly engages in competition with the provision of Internet-based medical content and healthcare services engaged in by Employer or any subsidiary, division or affiliate thereof as of the last day of Executive's employment with Employer.

         8.5 "DISCLOSING PROPRIETARY INFORMATION OF EMPLOYER" DEFINED. For purposes of this Agreement, "disclosing proprietary information of Employer" shall mean disclosing any item of proprietary information or trade secret of Employer including, but not limited to, customer lists, sales lists, invoices, confidential selling and profit information, technology, finances, earnings, volume of business, outlets, methods, systems, practices, plans, and other items of trade secrets, trade knowledge, and trade know-how with the intent or in a manner reasonably expected to provide a competitive advantage to another party.

         8.6 SEVERANCE PAY. In the event an election not to renew this Agreement is made by Executive pursuant to the provisions of Section 8.1 hereof, or in the event this Agreement is terminated pursuant to the provisions of Sections 8.2 hereof by Employer, Executive's compensation shall cease on the date on which this Agreement is terminated, and Executive shall be entitled to no severance pay. In the event this Agreement is terminated pursuant to the provisions of Section 8.3 hereof, as severance pay for such termination, Executive shall continue to receive his then-current salary and health benefits at Company expense for a period of one (1) year following such termination.

SECTION 9.        RESTRICTIVE COVENANT.

         For a period of twelve (12) months following the expiration or termination of this Agreement for any reason whatever, Executive shall neither engage in competition with Employer nor disclose proprietary information of Employer, as those terms are defined in Section 8, hereof, neither shall Executive solicit or otherwise contact existing subscribers of Employer for purposes of engaging in competition with Employer. In the event of Executive's actual or threatened breach of the provisions of this paragraph, Employer shall be entitled to an injunction restraining Executive therefrom and Executive hereby consents to such injunction; provided, however, that nothing herein shall be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Executive.


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SECTION 10.       LIFE INSURANCE.

         Executive acknowledges that Employer shall have the right, at its sole expense, to procure life insurance on his life of which the Employer or its designee shall be the sole beneficiary, and agrees that he shall take all such actions, submit to such examinations, and execute all such documents as are reasonably necessary to enable Employer to obtain such coverage.

SECTION 11.       ENTIRE AGREEMENT; AMENDMENTS.

         This Agreement, along with any exhibits or schedules attached hereto or delivered pursuant hereto, all of which form a part hereof, contain the entire understanding of the parties with respect to the matters set out herein, merging and superseding all prior and contemporaneous agreements and understandings between the parties with respect to such matters. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives.

SECTION 12.       ASSIGNMENT.

         Executive acknowledges that the services to be rendered by him are unique and personal and, accordingly, that he shall not assign any of his rights or delegate any of his duties or obligations under this Agreement.

         This Agreement may not be assigned by the Employer except to an affiliate of the Employer provided, however, that if the Employer shall merge or effect a share exchange with or into, or sell or otherwise transfer substantially all its assets to, another corporation, the Employer shall assign its rights hereunder to that corporation and cause such corporation to assume the Employer's obligations under this Agreement.

SECTION 13.       WAIVER OF BREACH.

         Either party may, by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other;
(ii) waive compliance with any of the covenants of the other contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other. However, mere forbearance or indulgence by either party in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party to which the same may apply and, until complete performance of said covenant or condition, said party shall be entitled to invoke any remedy available under this Agreement or by law or in equity despite said forbearance or indulgence.

SECTION 14.       NOTICES.


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         All notices, offers, requests, demands, and other communications pursuant to this Agreement shall be given in writing by personal delivery, by prepaid first class registered or certified mail properly addressed with appropriate postage paid thereon, nationally recognized overnight courier service, or facsimile transmission, and shall be deemed to be duly given and received on the date of delivery if delivered personally, on the third business day after the deposit in the United States Mail if mailed, upon acknowledgement of receipt of electronic transmission if sent by facsimile transmission, or on the first business day after delivery to a nationally recognized overnight courier service for overnight delivery. Notices shall be sent to the parties at the following addresses:

         If to Employer:   MD2patient, Inc.
                           501 Corporate Centre Drive, Suite 200
                           Franklin, Tennessee 37067
                           Attention: President

         With a copy to:   Alston & Bird, LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Attn: R. Gregory Brophy

         If to Executive:  the address set forth on the signature page hereto or to such other addresses as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

SECTION 15.       GENDER, NUMBER.

         Whenever the context of this Agreement so requires, the masculine gender shall include the feminine or neuter, the singular number shall include the plural, and reference to one or more parties hereto shall include all assignees of the party.

SECTION 16.       HEADINGS.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 17.       GOVERNING LAW; FORUM; SERVICE OF PROCESS.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. This Agreement and its subject matter have substantial contacts with Tennessee, and all actions, suits, or other proceedings with respect to this Agreement shall be brought only in a court of competent jurisdiction sitting in Davidson County, Tennessee or in the Federal District Court having jurisdiction over the County. In any such action, suit, or

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proceeding, such court shall have personal jurisdiction of all of the parties hereto, and service of process upon them under any applicable statutes, laws, and rules shall be deemed valid and good. In the event of a party's actual or threatened breach of the provisions of this Agreement, the other party to this Agreement shall be entitled to an injunction restraining such party therefrom and each party hereby consents to such injunction; provided, however, that nothing herein shall be construed as prohibiting the other parties from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from such party.

SECTION 18.       SEVERABILITY.

         In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in that jurisdiction or the application of that provision to any other person or circumstance or in any other jurisdiction, and this Agreement shall then be construed in that jurisdiction as if such invalid, illegal or unenforceable provision had not been contained in this Agreement, but only to the extent of such invalidity, illegality or unenforceability.

SECTION 19.       FURTHER ASSURANCES.

         Each party shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have caused the Agreement to be executed by themselves or their duly authorized representatives as of the day and year first written above.

                               EMPLOYER:

                               MD2PATIENT, INC.


                               By:    /s/ Joseph B. Crace
                                  -------------------------------------------
                               Name:  Joseph B. Crace
                                    -----------------------------------------
                               Title: Chief Executive Officer
                                     ----------------------------------------

                               EXECUTIVE:


                                   /s/ Nicholas A. Balog
                               ----------------------------------------------
                               Nicholas A. Balog

                               Address:  648 Good Springs Road
                                         Brentwood, Tennessee 37027



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